Exhibit 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Clyde R. Hosein, the chief financial officer of Marvell Technology Group Ltd. (the “Company”), certify for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge,

(i)	the Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended May 2, 2009 (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ CLYDE R. HOSEIN
Clyde R. Hosein
Chief Financial Officer, Interim Chief Operating Officer and Secretary

Date: June 10, 2009